                                 EXHIBIT 99 (C)

                           UNION PLANTERS CORPORATION
        INTERIM CONSOLIDATED FINANCIAL STATEMENTS DATED JUNE 30, 1994
                                  (UNAUDITED)

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                                         JUNE 30,
                                                                               ---------------------------      DECEMBER 31,
                                                                                   1994           1993             1993
                                                                               -----------     -----------     -------------
                                                                                          (DOLLARS IN THOUSANDS)

ASSETS
  Cash and due from banks                                                      $   294,565     $   250,072     $   229,471
  Interest-bearing deposits at financial institutions                               10,689          37,729          26,647
  Federal funds sold and securities purchased
    under agreements to resell                                                      42,128         118,224          53,149
  Trading account securities, at market                                            148,204         101,115         153,482
  Loans held for resale                                                              9,974          82,369          60,250
  Investment securities
    Available for sale (Amortized cost June 30, 1994: $2,488,014;
      Fair value June 30, 1993 and  December 31, 1993: $538,866
        and $694,952, respectively)                                              2,465,523         519,122         688,453
    Held to maturity (Fair value: $579,017, $2,219,250 and
      $2,070,753, respectively)                                                    570,614       2,252,246       2,031,613
  Loans                                                                          3,660,272       2,958,901       3,109,709
    Less: Unearned income                                                          (20,828)        (18,671)        (16,881)
          Allowance for losses on loans                                            (88,476)        (81,237)        (81,604)
                                                                               -----------     -----------    ------------
            Net loans                                                            3,550,968       2,858,993       3,011,224

  Premises and equipment                                                           158,553         135,637         140,342
  Accrued interest receivable                                                       62,415          53,426          52,070
  Goodwill and other intangibles                                                    45,193          46,240          40,815
  Other assets                                                                     109,080         132,078         106,179
                                                                               -----------     -----------    ------------
            TOTAL ASSETS                                                       $ 7,467,906     $ 6,587,251    $  6,593,695
                                                                               ===========     ===========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest-bearing                                                        $   832,603     $   726,192    $    752,610
    Certificates of deposit of $100,000 and over                                   382,311         356,527         345,843
    Other interest-bearing                                                       4,774,964       4,505,123       4,373,361
                                                                               -----------     -----------    ------------
            TOTAL DEPOSITS                                                       5,989,878       5,587,842       5,471,814

  Short-term borrowings                                                            506,516         208,710         244,995
  Federal Home Loan Bank advances                                                  193,399         141,969         179,954
  Long-term debt                                                                   117,049          77,090         117,276
  Accrued interest, expenses, and taxes                                             49,392          43,999          43,827
  Other liabilities                                                                 35,932          41,859          27,899
                                                                               -----------     -----------    ------------
            TOTAL LIABILITIES                                                    6,892,166       6,101,469       6,085,765
                                                                               -----------     -----------    ------------
  Commitments and contingent liabilities                                                 -               -               -
  Shareholders' equity
  Preferred stock
    Convertible                                                                     87,298          87,298          87,298
    Nonconvertible                                                                  17,250          17,250          17,250
  Common stock, $5 par value; 50,000,000 shares authorized;
    25,357,816 issued and outstanding (21,552,590 at
    June 30, 1993 and 21,657,253 at December 31, 1993)                             126,788         107,762         108,286
  Additional paid-in capital                                                        92,369          84,386          87,586
  Net unrealized appreciation on securities
    available for sale                                                             (13,760)              -               -
  Retained earnings                                                                265,795         189,086         207,510
                                                                               -----------     -----------    ------------
            TOTAL SHAREHOLDERS' EQUITY                                             575,740         485,782         507,930
                                                                               -----------     -----------    ------------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 7,467,906     $ 6,587,251    $  6,593,695
                                                                               ===========     ===========    ============


The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF EARNINGS
                                  (UNAUDITED)

                                                             THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                  JUNE 30,                           JUNE 30,
                                                        -----------------------------     -----------------------------
                                                           1994              1993            1994              1993
                                                        -----------       -----------     -----------       -----------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans                            $    74,530       $    64,057     $   145,416       $   126,125
  Interest on investment securities
    Taxable                                                  32,299            32,316          61,469            64,849
    Tax-exempt                                                6,844             6,152          13,711            11,389
  Interest on deposits at financial institutions                100               346             229             1,045
  Interest on federal funds sold and securities
    purchased under agreements to resell                        650             1,065           1,715             2,119
  Interest on trading account securities                      2,219             1,703           3,978             3,302
  Interest on loans held for resale                             274               663             878             1,209
                                                        -----------       -----------     -----------       -----------
      Total interest income                                 116,916           106,302         227,396           210,038
                                                        -----------       -----------     -----------       -----------
INTEREST EXPENSE
  Interest on deposits                                       41,137            39,662          81,570            78,956
  Interest on short-term borrowings                           4,386             1,582           6,270             3,362
  Interest on Federal Home Loan Bank advances
    and long-term debt                                        3,900             3,011           7,900             5,234
                                                        -----------       -----------     -----------       -----------
      Total interest expense                                 49,423            44,255          95,740            87,552
                                                        -----------       -----------     -----------       -----------
      NET INTEREST INCOME                                    67,493            62,047         131,656           122,486
Provision for losses on loans                                     -             4,699               -             7,544
                                                        -----------       -----------     -----------       -----------
      NET INTEREST INCOME AFTER PROVISION FOR
        LOSSES ON LOANS                                      67,493            57,348         131,656           114,942
                                                        -----------       -----------     -----------       -----------
NONINTEREST INCOME
  Service charges on deposit accounts                         8,119             7,360          15,989            13,989
  Bank card income                                            1,924             1,812           3,956             3,591
  Mortgage servicing income                                   1,708             1,959           3,356             4,011
  Trust service income                                        1,452             1,477           3,007             2,980
  Profits and commissions from trading activities             1,352             2,170           2,841             3,803
  Investment securities gains                                    91             2,548             210             3,438
  Other income                                                5,321             6,561          11,161            12,146
                                                        -----------       -----------     -----------       -----------
      Total noninterest income                               19,967            23,887          40,520            43,958
                                                        -----------       -----------     -----------       -----------
NONINTEREST EXPENSE
  Salaries and employee benefits                             26,442            26,272          52,591            50,495
  Net occupancy expense                                       4,489             4,105           9,029             8,114
  Equipment expense                                           4,578             4,109           9,173             8,222
  Other expense                                              24,471            23,506          46,793            47,294
                                                        -----------       -----------     -----------       -----------
      Total noninterest expense                              59,980            57,992         117,586           114,125
                                                        -----------       -----------     -----------       -----------
      EARNINGS BEFORE INCOME TAXES AND
        ACCOUNTING CHANGES                                   27,480            23,243          54,590            44,775
Applicable income taxes                                       8,709             7,650          16,769            14,660
                                                        -----------       -----------     -----------       -----------
      EARNINGS BEFORE ACCOUNTING CHANGES                     18,771            15,593          37,821            30,115

      ACCOUNTING CHANGES, NET OF TAXES                            -                 -               -             5,001
                                                        -----------       -----------     -----------       -----------
      NET EARNINGS                                      $    18,771       $    15,593     $    37,821       $    35,116
                                                        ===========       ===========     ===========       ===========
EARNINGS PER COMMON SHARE
  Earnings before accounting changes
    Primary                                             $       .65       $       .62     $      1.31     $        1.22
    Fully diluted                                               .61               .59            1.23              1.15

  Net earnings
    Primary                                             $       .65       $       .62     $      1.31     $        1.45
    Fully diluted                                               .61               .59            1.23              1.35

AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
  Primary                                                    25,490            21,716          25,449            21,459
  Fully diluted                                              29,974            25,839          29,931            25,426

The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1994
                                  (UNAUDITED)


                                                                                           NET
                                                                                       UNREALIZED
                                                                                         LOSS ON
                                                                                        AVAILABLE
                                                                        ADDITIONAL      FOR SALE
                                            PREFERRED      COMMON        PAID-IN       SECURITIES,     RETAINED
                                              STOCK        STOCK         CAPITAL      NET OF TAXES      EARNINGS        TOTAL
                                            ---------    --------       ----------    ------------      --------      --------
                                                                                     (DOLLARS IN THOUSANDS)
BALANCE, JANUARY 1, 1994                    $ 104,548    $ 108,286      $  87,586     $       -         $ 207,510     $ 507,930
Net earnings                                        -            -              -             -            37,821        37,821
Cash dividends
  Common Stock, $.42 per share                      -            -              -             -            (8,876)       (8,876)
  Series B Preferred Stock, $4.00 per share         -            -              -             -              (176)         (176)
  Series C Preferred Stock, $1.30 per share         -            -              -             -              (895)         (895)
  Series D Preferred Stock, $ .97 per share         -            -              -             -              (247)         (247)
  Series E Preferred Stock, $1.00 per share         -            -              -             -            (3,108)       (3,108)
  Pooled institutions prior to pooling              -            -              -             -            (1,162)       (1,162)
Common shares issued under employee benefit
  plans and dividend reinvestment plan,
  net of shares repurchased                         -          624          4,779             -            (2,081)        3,322
Issuance of 3,575,661 shares of Common
  Stock for acquisitions (Note 2)                   -       17,878              4             -            37,021        54,903
Net unrealized loss on securities
  available for sale, net of taxes                  -            -              -       (13,760)                -       (13,760)
Other                                               -            -              -             -               (12)          (12)
                                            ---------    ---------      ---------     ---------         ---------     ---------
BALANCE, JUNE 30, 1994                      $ 104,548    $ 126,788      $  92,369     $ (13,760)        $ 265,795     $ 575,740
                                            =========    =========      =========     =========         =========     =========




The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)


                                                                                                        SIX MONTHS ENDED
                                                                                                            JUNE 30,
                                                                                                 ----------------------------
                                                                                                   1994                1993
                                                                                                 ---------           --------
                                                                                                   (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net earnings                                                                                   $  37,823           $  35,116
  Reconciliation of net earnings to net cash provided by operating activities
    Cumulative effect of accounting changes                                                              -              (5,001)
    Provision for losses on loans and other real estate                                                288               9,078
    Depreciation and amortization                                                                    7,237               6,316
    Amortization and write-off of intangibles                                                        3,350               5,979
    Net amortization of investment securities                                                        3,209               3,961
    Net realized gains on sale of investment securities                                               (213)             (3,438)
    Deferred income taxes (benefit)                                                                    621              (2,530)
    Decrease in assets
      Trading account securities and loans held for resale                                          52,890              20,173
      Accrued interest receivable and other assets                                                   9,928              10,906
    Increase (decrease) in accrued interest, expenses, taxes, and other liabilities                  2,041             (26,051)
    Other, net                                                                                          26                 860
                                                                                                 ---------           ---------
      Net cash provided by operating activities                                                    117,200              55,369
                                                                                                 ---------           ---------

INVESTING ACTIVITIES
  Net decrease in short-term investments                                                            18,288              63,473
  Proceeds from sales and maturities of investment securities available for sale                   553,432             446,423
  Purchases of investment securities available for sale                                           (625,801)           (246,938)
  Proceeds from sales of investment securities                                                       8,169               6,360
  Proceeds from maturities of investment securities                                                 42,943             466,753
  Purchases of investment securities                                                               (90,165)           (731,207)
  Net (increase) decrease in loans                                                                (121,591)             76,558
  Net cash received from purchases of financial institutions                                        62,389              72,121
  Purchases of premises and equipment, net                                                         (10,973)            (10,768)
                                                                                                 ---------           ---------
      Net cash (used) provided by investing activities                                            (163,309)            142,775
                                                                                                 ---------           ---------
FINANCING ACTIVITIES
  Net decrease in deposits                                                                        (148,398)           (189,101)
  Net increase (decrease) in short-term borrowings                                                 260,848             (99,890)
  Proceeds from long-term debt                                                                      10,449             124,714
  Repayment of long-term debt                                                                      (11,196)             (4,553)
  Proceeds from issuance of common stock, net                                                        6,047              16,183
  Purchase and retirement of common stock, net                                                      (3,063)               (151)
  Cash dividends paid                                                                              (14,465)            (10,486)
                                                                                                 ---------           ---------
      Net cash provided (used) by financing activities                                             100,222            (163,284)
                                                                                                 ---------           ---------
Net increase in cash and cash equivalents                                                           54,113              34,860
Cash and cash equivalents at the beginning of the period                                           282,580             333,436
                                                                                                 ---------           ---------
Cash and cash equivalents at the end of the period                                               $ 336,693           $ 368,296
                                                                                                 =========           =========

SUPPLEMENTAL DISCLOSURES
  Cash paid for
    Interest                                                                                     $  91,400           $  85,646
    Taxes                                                                                           12,075              13,991

  Other real estate transferred from loans                                                       $   1,695           $   5,379


The accompanying notes are an integral part of these financial statements.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  PRINCIPLES OF ACCOUNTING

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The foregoing financial statements are unaudited; however, in the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements have been included. June 30, 1993 interim financial statements and financial information have been restated for 1993 acquisitions subsequent to June 30 accounted for as poolings of interests. Additionally, 1994 first quarter financial statements and financial information have been restated for second quarter 1994 acquisitions accounted for as poolings of interests.

     As discussed in the Corporation's 1993 Annual Report to Shareholders, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted effective January 1, 1994.

     The accounting policies followed by Union Planters Corporation and its subsidiaries (the Corporation) for interim financial reporting are consistent with the accounting policies followed for annual financial reporting except as noted below. The notes included herein should be read in conjunction with the notes to the consolidated financial statements included in the Corporation's 1993 Annual Report to Shareholders. Certain 1993 amounts have been reclassified to be consistent with the 1994 financial reporting presentation.


NOTE 2.  MERGERS AND ACQUISITIONS

POOLINGS OF INTERESTS

     During the first six months of 1994, the Corporation completed three acquisitions and in 1993 completed four acquisitions which were accounted for using the pooling of interests method of accounting. The table below summarizes these acquisitions.

1993 ACQUISITIONS

                                                                              TOTAL ASSETS AT         TOTAL EQUITY AT
                                               DATE             SHARES           JANUARY 1,              JANUARY 1,
      INSTITUTION                            ACQUIRED           ISSUED              1993                    1993
- ----------------------------                ----------         --------       ---------------         ---------------
                                                                                        (DOLLARS IN MILLIONS)
Garrett Bancshares, Inc. (GBI)                5/31/93            613,088           $173.7                 $ 4.8
Hogue Holding Company, Inc. (HHC)              9/1/93            219,274             38.5                   4.4
Central State Bancorp, Inc. (CSB)              9/1/93            630,355            107.8                  10.7
First Financial Services, Inc. (FFS)          10/1/93            447,906             86.0                   8.4
                                                               ---------           ------                 -----
                                                               1,910,623           $406.0                 $28.3
                                                               =========           ======                 =====

1994 ACQUISITIONS

                                                                              TOTAL ASSETS AT         TOTAL EQUITY AT
                                               DATE             SHARES           JANUARY 1,              JANUARY 1,
      INSTITUTION                            ACQUIRED           ISSUED             1994                     1994
- -----------------------------               ----------         --------       ---------------         ----------------
                                                                                       (DOLLARS IN MILLIONS)
Mid-South Bancorp, Inc. (MSB)                  1/1/94            839,542           $184.7                 $11.9
First National Bancorp of
  Shelbyville, Inc. (FNBS)                     3/1/94            974,886            170.0                  12.2
Clin-Ark Bancshares, Inc. (CBI)                4/1/94            217,768             50.3                   4.2
                                                               ---------           ------                 -----
                                                               2,032,196           $405.0                 $28.3
                                                               =========           ======                 =====

     The consolidated financial statements for 1993 and 1994 include the results of the institutions acquired in 1993. The results of institutions acquired in 1994 are included in the consolidated financial statements for 1994; however, prior year amounts have not been restated due to immateriality. Eliminations have been made for material intercompany transactions with the pooled companies. The 1994 acquisitions contributed approximately $1,550,000, $232,000, and $402,000 to 1994 net interest income, noninterest income, and net earnings, respectively, of the Corporation through their respective dates of acquisition.

PURCHASE ACQUISITIONS

     The Corporation acquired eight institutions in 1993 and two in the first six months of 1994 which were accounted for using the purchase method of accounting. The table below summarizes these acquisitions:

                                                                                                              TOTAL ASSETS
                                        DATE                                PURCHASE        RESULTING          AT DATE OF
       INSTITUTION                    ACQUIRED       CONSIDERATION            PRICE        INTANGIBLES        ACQUISITION
- ------------------------              --------      ---------------         --------       -----------        ------------
                                                                                       (DOLLARS IN MILLIONS)
Bank of East Tennessee (BOET) (a)       1/1/93      648,786 Shares of        $25.3            $7.0                $231
                                                    Series E Preferred
                                                    Stock

Security Trust Federal Savings
  and Loan Association and
  SaveTrust Federal Savings Bank
  (Security Trust/SaveTrust)            1/1/93      Cash                      22.0             3.0                 261

First Federal Savings Bank             2/26/93      625,000 Shares of           NM (b)           -                 187
  (Maryville) (b)                                   Common Stock
                                                    (Conversion/
                                                    Acquisition)

First State Bancshares, Inc.           3/12/93      Cash and Common            3.9              .4                  34
  (FSB) (c)                                         Stock (90,162 Shares)

First Cumberland Bank (FCB) (d)        3/15/93      Cash                        .2               -                  20

Farmers Union Bank                      4/1/93      Cash                       9.5             4.2                  78
  (Farmers Union)

Erin Bank & Trust Company               6/1/93      259,736 Shares of          8.3             2.1                  43
  (Erin)                                            Series E Preferred
                                                    Stock

Anderson County Bank (ACB)              3/1/94      Cash                       2.5 (e)          .7                  22

Assumption of liabilities and          4/19/94      Cash                        .4              .4                  15
  purchase of assets from the
  RTC (f)

Tennessee Bancorp, Inc. (TBI) (d) (g)   5/1/94      Cash                      13.5             5.4                  92
                                                                                            ------               -----
     Total                                                                                  $ 23.2               $ 983
                                                                                            ======               =====

(a) The Corporation previously held 17.93% of the common stock of BOET ($3.4 million). On January 1, 1993, the Corporation purchased an additional 43.93% of the common stock of BOET in exchange for the Corporation's Series E Preferred Stock ($11.1 million). Effective May 3, 1993, the Corporation acquired the remaining common stock of BOET in exchange for the Corporation's Series E Preferred Stock ($10.8 million).

(b) Maryville was a mutual savings bank which, pursuant to a conversion acquisition, converted to a federal stock charter. All of the stock of Maryville was acquired by the Corporation in exchange for a capital contribution equalling approximately $14.1 million derived in part from the proceeds of a public offering of the Corporation's Common Stock made in connection with the conversion/acquisition.

(c)  FSB is the parent company of First State Bank of Fayette County
     (Somerville).

(d)  Assets and liabilities at date of acquisition were transferred to UPNB.

(e)  Subject to adjustment.

(f) Two subsidiaries of the Corporation assumed approximately $14 million of deposits (including accrued interest) and acquired assets (primarily loans) from the Resolution Trust Corporation and simultaneously sold certain loans to a third party.

(g) TBI is the parent company of Tennessee National Bank in Columbia, Tennessee.

NM -- Not meaningful.

     Intangibles are being amortized primarily using the straight line method over periods ranging from 10 to 15 years. The recording of the acquisition of Maryville resulted in negative goodwill of approximately $9.4 million, $8.1 million of which was deducted from noncurrent, nonmonetary assets (premises and equipment, fair value adjustment of loans, prepaid software, and mortgage servicing rights). The remaining negative goodwill of $1.3 million was recorded in other liabilities and is being accreted over seven years.

     The following unaudited pro forma information summarizes the pro forma impact of the purchase acquisitions completed during the first six months of 1994 and the pro forma impact of the purchase acquisitions completed in 1993 assuming consummation of all such transactions on January 1, 1993. The unaudited pro forma results are not necessarily representative of the actual results that would have occurred or which may occur in the future.


                                                                UNAUDITED PRO FORMA
                                                           ---------------------------
                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                           ---------------------------
                                                              1994              1993
                                                           ---------          --------
                                                              (DOLLARS IN THOUSANDS,
                                                             EXCEPT PER SHARE AMOUNTS)
Net interest income                                        $ 132,757          $ 127,059
Provision for losses on loans                                    163            (10,428)
Noninterest income                                            40,587             44,570
Noninterest expense                                         (119,055)          (118,189)
                                                           ---------          ---------
Earnings before income taxes
  and accounting changes                                      54,452             43,012
Applicable income taxes                                       16,833             15,044
                                                           ---------          ---------
Earnings before accounting changes                            37,619             27,968
  Accounting changes, net of taxes                                 -              5,001
                                                           ---------          ---------
Net earnings                                               $  37,619          $  32,969
                                                           =========          =========
Earnings per common share
  Earnings before accounting changes
    Primary                                                $    1.30          $     .99
    Fully diluted                                               1.23                .98
  Net earnings
    Primary                                                     1.30               1.21
    Fully diluted                                               1.23               1.16

     The following details the net cash received from purchases of financial institutions:

                                                                 SIX  MONTHS ENDED
                                                                      JUNE 30,
                                                           -----------------------------
                                                                1994             1993
                                                           ------------      -----------
                                                               (DOLLARS IN THOUSANDS)
Fair value of assets acquired                              $ 763,743         $ 1,245,602
Liabilities assumed                                         (692,448)         (1,148,122)
Issuance of Common Stock                                     (54,905)            (30,618)
Issuance of Preferred Stock                                        -             (30,127)
Less previous investment                                           -              (3,387)
                                                          ----------          ----------
Cash paid for purchase of other
  financial institutions                                      16,390              33,348
Cash and cash equivalents acquired                           (78,779)           (105,469)
                                                          ----------          ----------
  Net cash received from purchases
   of financial institutions                              $  (62,389)        $   (72,121)
                                                          ==========         ===========

ACQUISITIONS SUBSEQUENT TO JUNE 30, 1994

     The Corporation has completed three acquisitions subsequent to June 30, 1994: Liberty Bancshares, Inc. (LBI), the parent company of Liberty Federal Savings Bank located in Paris, Tennessee; Earle Bankshares, Inc. (EBI), the parent company of First Southern Bank located in Earle, Arkansas; and BNF BANCORP, Inc. (BNF), the parent company of BANKFIRST, a federal savings bank located in Decatur, Alabama.

     These unaudited consolidated financial statements have been restated for 1994 for all three of these acquisitions and represent the historical financial statements of the Corporation. In addition, because BNF is considered a significant acquisition, the 1993 financial statements have been restated for BNF's results.

     The following table summarizes the impact of the subsequent acquisitions on the Corporation's previously reported shares issued and outstanding, net interest income, noninterest income, and earnings before extraordinary item and accounting changes.

                                                                                                                EARNINGS BEFORE
                                                                                                                 EXTRAORDINARY
                                                   ISSUED AND                                                     ITEM AND
SIX MONTHS ENDED          ACQUISITION              OUTSTANDING         NET INTEREST         NONINTEREST          ACCOUNTING
 JUNE 30, 1994               DATE                    SHARES               INCOME              INCOME               CHANGES
- ----------------         -----------               -----------         ------------         -----------         --------------
                                                                             (DOLLARS IN THOUSANDS)
Union Planters                                     21,814,022            $122,225             $39,315              $35,885

LBI                         7/1/94                  1,223,353               3,345                 394                  119

EBI                         8/1/94                    320,112                 909                 164                  200

BNF                         9/1/94                  2,000,329               5,177                 647                1,617
                                                   ----------            --------             -------              -------
Union Planters pooled                              25,357,816            $131,656             $40,520              $37,821
                                                   ==========            ========             =======              =======

SIX MONTHS ENDED
  JUNE 30, 1993
- ----------------

Union Planters                                     19,552,261            $116,784             $43,446              $28,049

BNF                                                 2,000,329               5,702                 512                2,066
                                                   ----------            --------             -------              -------
Union Planters pooled                              21,552,590            $122,486             $43,958              $30,115
                                                   ==========            ========             =======              =======

SUBSEQUENT SALE

     Effective September 1, 1994, the Corporation sold all the deposits and certain loans of Steiner Bank, an approximately $24 million bank subsidiary located in Birmingham, Alabama. The gain resulting from the sale is not significant to the Corporation's results of operations. Subsequent to the sale, the remaining assets and liabilities of Steiner Bank were merged with the Corporation, and Steiner Bank ceased its operations.


PENDING ACQUISITIONS

     The Corporation has signed definitive agreements pursuant to which it would acquire the institutions listed below and, subject to receipt of various approvals and satisfaction of certain contractual conditions precedent, all are expected to be consummated in 1994. The number of shares of Common Stock to be issued in connection with these acquisitions is subject to change depending on the market price of the Corporation's Common Stock during the stipulated pricing periods. The shares below are based on an assumed current market price of $25.25.

                                                                                   ANTICIPATED              APPROXIMATE
                                                                                   METHOD OF                   TOTAL
         INSTITUTION                           CONSIDERATION                       ACCOUNTING                  ASSETS
- ----------------------------                 ----------------                   ---------------             -----------
                                                                                                            (IN MILLIONS)
Grenada Sunburst System Corporation,         Approximately 13,500,000            Pooling of Interests          $2,466
  Parent Company of Sunburst Bank,           shares of Common Stock
  Mississippi, in Grenada, MS; and
  Sunburst Bank, in
  Baton Rouge, LA (GSSC)

Mid South Bancshares, Inc., Parent           Approximately 523,000                Pooling of interests            130
  Company of Security Bank in                shares of Common Stock
  Paragould, AR, and Farmers
  and Merchants Bank in
  Reyno, AR (MSB-ARK)

Commercial Bancorp, Inc., Parent             Approximately 185,000                Pooling of interests             29
  Company of The Commercial Bank,            shares of Common Stock                                            ------
  Obion, TN (Obion)

       Total                                                                                                   $2,625
                                                                                                               ======

NOTE 3.  LOANS

Loans are summarized by type as follows:

                                                                           JUNE 30,           DECEMBER 31,
                                                                             1994                 1993
                                                                         -----------         -------------
                                                                             (DOLLARS IN THOUSANDS)

Commercial, financial, and agricultural                                $   696,245          $   669,435
Real estate - construction                                                 108,492               88,241
Real estate - mortgage
     Secured by 1-4 family                                               1,438,490            1,106,206
     Other mortgage loans                                                  625,699              537,565
Consumer
     Credit cards and other related plans                                  100,700               99,103
     Home equity                                                            94,328               89,497
     Other consumer                                                        558,404              491,299
Foreign
     Government                                                              1,933                2,449
Direct lease financing, net                                                 35,981               25,914
                                                                       -----------          -----------

          Total Loans                                                  $ 3,660,272          $ 3,109,709
                                                                       ===========          ===========


Nonperforming loans and loans 90 days or more past due are summarized as follows:

                                                                                    JUNE 30,          DECEMBER 31,
                                                                                      1994                1993
                                                                                  -----------         ------------
                                                                                       (DOLLARS IN THOUSANDS)
Nonaccrual loans                                                                  $    17,709         $    14,646
Restructured loans                                                                      1,425               7,525
                                                                                  -----------         -----------
          Total nonperforming loans                                               $    19,134         $    22,171
                                                                                  ===========         ===========
Loans 90 days or more past due and not
  on nonaccrual status                                                            $     4,621         $     4,944
                                                                                  ===========         ===========

NOTE 4.  ALLOWANCE FOR LOSSES ON LOANS

The changes in the allowance for losses on loans for the six months ended June 30, 1994, are summarized as follows (Dollars in thousands):

Balance, January 1, 1994                                                                         $    81,604
Provision charged to expense                                                                               -
Allowances of banks acquired                                                                           8,164
Recoveries                                                                                             5,221
Amounts charged off                                                                                   (6,513)
                                                                                                 -----------
Balance, June 30, 1994                                                                           $    88,476
                                                                                                 ===========

NOTE 5.  INVESTMENT SECURITIES

The amortized cost and fair value of investment securities are summarized as follows:


                                                                              JUNE 30, 1994
                                                       ----------------------------------------------------------
                                                                                UNREALIZED
                                                       AMORTIZED         -----------------------          FAIR
                                                         COST              GAINS         LOSSES           VALUE
                                                       ----------        --------       --------       ----------
                                                                          (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
U.S. Government obligations
 U.S. Treasury securities                              $ 1,063,126       $  1,438       $ 11,280       $ 1,053,284
 Securities of U.S. Government agencies
  Collateralized mortgage obligations                      322,542            200          6,231           316,511
  Mortgage-backed securities                               831,505          3,571          8,587           826,489
  Other                                                    192,091            584          1,972           190,703
Other stocks and securities                                 78,750          1,002          1,216            78,536
                                                       -----------       --------       --------       -----------
    Total investment securities
      available for sale                               $ 2,488,014       $  6,795       $ 29,286       $ 2,465,523
                                                       ===========       ========       ========       ===========

HELD TO MATURITY
U.S. Government obligations
 U.S. Treasury securities                              $    92,852       $    237       $  1,429       $    91,660
 Securities of U.S. Government agencies
  Collateralized mortgage obligations                       16,869            164            189            16,844
  Other                                                      6,346             71             36             6,381
                                                       -----------       --------       --------       -----------
    Total U.S. Government obligations                      116,067            472          1,654           114,885

Obligations of states and political
 subdivisions                                              451,477         14,072          4,487           461,062
                                                       -----------       --------       --------       -----------
Total other securities                                       3,070              -              -             3,070
                                                       -----------       --------       --------       -----------
    Total investment securities
      held to maturity                                 $   570,614       $ 14,544       $  6,141       $   579,017
                                                       ===========       ========       ========       ===========

                                                                             DECEMBER 31, 1993
                                                       -----------------------------------------------------------
                                                                                UNREALIZED
                                                       AMORTIZED         -----------------------          FAIR
                                                         COST              GAINS         LOSSES           VALUE
                                                       ---------         --------       --------       -----------
                                                                          (DOLLARS IN THOUSANDS)
HELD FOR SALE
U.S. Government obligations
 U.S. Treasury securities                              $   121,240       $    913       $     3        $   122,150
 Securities of U.S. Government agencies
  Collateralized mortgage obligations                      141,853            694           105            142,442
  Mortgage-backed securities                               310,217          4,250           285            314,182
  Other                                                     97,664          1,012            21             98,655
Other stocks and securities                                 17,479             88            44             17,523
                                                       -----------       --------       -------        -----------
    Total investment securities
     held for sale                                     $   688,453       $  6,957       $   458        $   694,952
                                                       ===========       ========       =======        ===========
HELD FOR INVESTMENT

U.S. Government obligations
 U.S. Treasury securities                              $   693,612       $  7,222       $   244        $   700,590
 Securities of U.S. Government agencies
  Collateralized mortgage obligations                      341,645            767           992            341,420
  Mortgage-backed securities                               358,867          4,305           183            362,989
  Other                                                    121,691          1,732            37            123,386
                                                       -----------       --------       -------        -----------
     Total U.S. Government obligations                   1,515,815         14,026         1,456          1,528,385
                                                       -----------       --------       -------        -----------
Obligations of states and political
 subdivisions                                              446,714         27,312           845            473,181
                                                       -----------       --------       -------        -----------
Other securities
 Federal Reserve Bank/Federal Home
  Loan Bank stock                                           26,852              -             -             26,852
 Bonds, notes, and debentures                                1,896             10             -              1,906
 Collateralized mortgage obligations                        39,036            177           114             39,099
 Other                                                       1,300             30             -              1,330
                                                        ----------       --------       -------        -----------
    Total other securities                                  69,084            217           114             69,187
                                                       -----------       --------       -------        -----------
    Total investment securities
     held for investment                               $ 2,031,613       $ 41,555       $ 2,415        $ 2,070,753
                                                       ===========       ========       =======        ===========

     For the six-month periods ended June 30, 1994 and 1993, the Corporation had gross realized gains on investment securities available for sale of $581,000 and $2,311,000, respectively, and gross realized losses of $432,000 and $16,000, respectively. For investment securities held to maturity, gross realized gains for the six months ended June 30, 1994 and 1993 were $63,000 and $1,220,000, respectively, and gross realized losses of $2,000 and $77,000, respectively. In the first six months of 1994, the gross realized gains and losses for held to maturity securities resulted from "calls" of securities prior to scheduled maturity.

     Investment securities having a carrying value of approximately $885 million and $598 million at June 30, 1994 and December 31, 1993, respectively, were pledged to secure public and trust funds on deposit and securities sold under agreements to repurchase.

     As of January 1, 1994 and in connection with the adoption of SFAS No. 115, $1.7 billion of held to maturity securities were transferred to the available for sale category of securities.

NOTE 6.  OTHER NONINTEREST INCOME AND EXPENSE

                                             THREE MONTHS ENDED       SIX MONTHS ENDED
                                                   JUNE 30,              JUNE 30,
                                             ------------------      -----------------
                                              1994        1993        1994      1993
                                             -------     ------      -------   -------
                                                        (DOLLARS IN THOUSANDS)
OTHER NONINTEREST INCOME
  VSIBG partnership earnings                 $   581     $ 1,033     $ 1,287     $ 1,913
  Credit life insurance commissions              821         690       1,616       1,344
  Brokerage fee income                           334         401         710         801
  Computer service income                         11         122          46         272
  Sale of servicing                              370         279         588         317
  Gain on troubled debt restructuring              -         901           -         901
  Other                                        3,207       3,135       6,914       6,598
                                             -------     -------     -------     -------
     TOTAL OTHER NONINTEREST INCOME          $ 5,324     $ 6,561     $11,161     $12,146
                                             =======     =======     =======     =======
OTHER NONINTEREST EXPENSE
  Amortization of mortgage
    servicing rights                         $   453     $   673     $   850     $ 1,842
  FDIC assessments                             3,439       3,197       6,849       6,342
  Amortization of goodwill and
    other intangibles                          1,339       1,481       2,591       4,140
  Legal fees                                     774         934       1,234       1,869
  Other contracted services                    1,572       1,588       3,190       3,180
  Advertising and promotion                    2,213       1,527       3,475       2,948
  Brokerage and clearing fees                    700         885       1,458       1,772
  Postage and carrier                          1,544       1,281       3,062       2,604
  Stationery and supplies                      1,604       1,348       3,078       2,582
  Merchant credit card charges                   893       1,064       1,986       2,081
  Communications                               1,032       1,062       2,058       2,126
  Other real estate expense                      294         814         405       1,845
  Other personnel services                       687         528       1,308       1,098
  Federal Reserve fees                           472         444         907         867
  Dues, subscriptions, and
    contributions                                584         570       1,119       1,215
  Travel                                         448         507         870         891
  Miscellaneous charge-offs                      409         253         693         439
  Insurance                                      332         389         718         790
  Servicing foreclosure expense                  105         210         210         420
  Consultant fees                                484         403         731         712
  Taxes other than income taxes                  437         423         935         841
  Acquisition-related expenses                     -       1,793           -       1,793
  Other                                        4,656       2,132       9,066       4,897
                                             -------     -------     -------     -------
     TOTAL OTHER NONINTEREST EXPENSE         $24,471     $23,506     $46,793     $47,294
                                             =======     =======     =======     =======

NOTE 7.  INCOME TAXES

     Applicable income taxes for the six months ended June 30, 1994, were $16.8 million, resulting in an effective tax rate of 30.7%. Applicable income taxes for the same period in 1993 were $14.7 million, resulting in an effective tax rate of 32.7%. The tax expense applicable to investment securities gains for the six months ended June 30, 1994 and 1993 was $82,000 and $1,305,000, respectively.

     At June 30, 1994, the Corporation had a net deferred tax asset of $50.8 million recorded in other assets compared to $35.6 million at June 30, 1993, and $39.6 million at December 31, 1993.

     Effective January 1, 1994, the Corporation adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Reference is made to Note 1 of the Corporation's 1993 Annual Report to Shareholders for further discussion. The impact of SFAS No. 115 at June 30, 1994 was to increase the cumulative net deferred tax asset by $8.7 million.


NOTE 8.  FEDERAL HOME LOAN BANK (FHLB) ADVANCES

     The Corporation's subsidiaries have obtained various advances from the Federal Home Loan Bank (FHLB) totaling $193.4 million at June 30, 1994, under Blanket Agreements for Advances and Security Agreements (the Agreements). The Agreements entitle the Corporation's subsidiaries to borrow funds from the FHLB to fund mortgage loan programs and satisfy other funding needs. Interest rates on the advances vary from fixed rate advances to variable rate advances. The majority of the advances at June 30, 1994, had variable rates tied to the three-month LIBOR rate. Maturity dates for the advances range from 1994 to 2014. Collateral (mortgage loans) under the Agreements must be 150% of the advances outstanding, $193.4 million at June 30, 1994.


NOTE 9.  SHAREHOLDERS' EQUITY

PREFERRED STOCK

     An analysis of the Corporation's Preferred Stock follows:

                                                           JUNE 30,          DECEMBER 31,
                                                            1994                 1993
                                                          --------          -------------
                                                              (DOLLARS IN THOUSANDS)
Preferred stock without par value,
 10,000,000 shares authorized
  CONVERTIBLE
  Series A Preferred Stock,
   250,000 shares authorized, none issued                 $       -         $      -
  Series B, $8 Nonredeemable, Cumulative,
   Convertible Preferred Stock (stated at
   liquidation value of $100),
   44,000 shares issued and outstanding                       4,400            4,400
  Series D, 9.5% Redeemable,
   Cumulative, Convertible Preferred Stock
   (stated at liquidation value of $20.50),
   253,655 shares issued and outstanding                      5,200            5,200
  Series E, 8% Cumulative, Convertible,
   Preferred Stock (stated at liquidation value
   of $25), 3,107,922 shares issued and outstanding          77,698           77,698
                                                           --------         --------
          Total convertible preferred stock                  87,298           87,298
  NONCONVERTIBLE
  Series C, 10 3/8%, Increasing Rate,
   Redeemable, Cumulative Preferred Stock
   (stated at liquidation value of $25),
   690,000 shares issued and outstanding                     17,250           17,250
                                                           --------         --------
          Total nonconvertible preferred stock               17,250           17,250
                                                           --------         --------
          Total preferred stock                            $104,548         $104,548
                                                           ========         ========

NOTE 10.  CONTINGENT LIABILITIES

LEGAL PROCEEDINGS

     Management is of the opinion that neither the Corporation's financial position, results of operations, nor liquidity will be materially affected by the ultimate resolution of pending or threatened legal proceedings. There were no developments during the second quarter of 1994 in any pending or threatened legal proceedings which would alter such opinion.

     The Corporation and/or various subsidiaries are parties to certain pending or threatened civil actions which are described in Item 3, Part I of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993(10-K), in Note 19 to the Corporation's consolidated financial statements on page 33 of the 1993 Annual Report to Shareholders, in Note 19 to the Corporation's 1993 supplementary financial statements filed as Exhibit 99(a) to the Corporation's Current Report on Form 8-K dated September 19, 1994, and in
Note 10 to the Corporation's quarterly report on Form 10-Q dated March 31, 1994(10-Q). The fifth paragraph of Item 3, Part I of the 10-K describes certain pending litigation against more than 80 defendants, including the Corporation's former broker/dealer subsidiaries (now inactive), alleging violations of Federal and other securities laws in connection with the underwriting and sale of certain bond issues, substantially all of the proceeds of which were placed in guaranteed investment contracts issued by Executive Life Insurance Company. One of such subsidiaries participated in the underwriting of one of the issues and is a defendant in purported class claims based on that issue. Several individual actions against these subsidiaries alleging violations in secondary market sales have been consolidated in the litigation. During the third quarter of 1994, most of the representatives of the plaintiffs in the various class actions agreed in principle to settle all claims against the underwriting participants. Such settlement has been given tentative approval by the court, and is subject to a number of preconditions, including final approval by the court. Notice of the settlement will be distributed to all members of the putative plaintiff classes and such class members have been given the right to opt out of the settlement agreement and continue to pursue claims against the underwriters. A small number of class members have already indicated their intent to do so. However, should such opt-out claims reach a certain threshold, the underwriting defendants may withdraw their settlement offer. All of the individual secondary market suits against the Corporation's subsidiaries that were consolidated in the litigation have been resolved or are subject to agreements to settle. The remaining claim asserted against such subsidiaries is in arbitration and involves a $100,000 par value sale. Note 10 to the 10-Q describes certain pending litigation in the
U. S. District Court for the Western District of Tennessee against UPNB and eight other banks alleging violations of the Sherman Act. During the second quarter of 1994 the plaintiffs' motion for reconsideration of the court's granting of the defendants' motion for summary judgment on the Sherman Act claim was denied, and plaintiffs appealed to the United States Court of Appeals for the 6th Circuit.